UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2020

FRANKLIN FINANCIAL NETWORK, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

722 Columbia Avenue
Franklin, Tennessee 37064
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 615-236-2265

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	FSB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.         Regulation FD Disclosure.

On April 29, 2020, the Board of Directors of Franklin Financial Network, Inc. voted to continue the Company's cash dividend of $0.06 per common share.  The dividend is payable on May 29, 2020, to shareholders of record as of May 15, 2020.  On April 29, 2020, Franklin Financial Network, Inc., issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference, announcing the dividend.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: April 29, 2020

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Christopher J. Black
Christopher J. Black
Executive Vice President and Chief Financial Officer